Exhibit 99.2

Unaudited Pro Forma Consolidated Financial Statements

On September 30, 2016, Altisource Residential, L.P. (“ARLP”), a subsidiary of Altisource Residential Corporation (the “Company”), acquired a portfolio of 4,262 single-family rental properties (the “Acquired Portfolio”) for an aggregate purchase price of $652.3 million in two separate seller-financed transactions. In the first transaction, ARLP acquired 3,868 of the 4,262 properties through its entry into a Membership Interest Purchase and Sale Agreement (the “MIPA”) with MSR I, LP (“MSR I”). Pursuant to the MIPA, ARLP acquired from MSR I 100% of the membership interests of HOME SFR Equity Owner, LLC (“HOME Equity”), a newly formed special purpose entity and sole equity owner of HOME SFR Borrower, LLC (“HOME Borrower”), which owned the 3,868 single-family residential properties. Following the consummation of the transaction, HOME Equity and HOME Borrower became indirect, wholly owned subsidiaries of the Company. In the second transaction, ALRP entered into a Purchase and Sale Agreement (the “PSA”) with Firebird SFE I, LLC, an indirect wholly owned subsidiary of MSR II, LP. Pursuant to the PSA, HOME Borrower, as assignee from ARLP, acquired the remaining 394 of the 4,262 properties. These acquisitions are collectively referred to as the “HOME SFR Transaction.”

In connection with the HOME SFR Transaction, HOME Borrower borrowed approximately $489.3 million (the “MSR Loan”) from MSR I and MSR II, LP (the “Original Lenders”). The MSR Loan was made pursuant to a loan agreement (the “Original Loan Agreement”) between HOME Borrower, the Original Lenders and MSR Lender LLC as agent (“New Lender”). The MSR Loan is a floating rate loan, composed of eight floating rate components, interest on each of which is computed monthly based on one-month LIBOR plus a fixed component spread. The initial maturity date of the MSR Loan is November 9, 2018 (the “Initial Maturity Date”). HOME Borrower has the option to extend the MSR Loan beyond the Initial Maturity Date for three successive one-year terms to an ultimate maturity date of November 9, 2021, provided, among other things, that there is no event of default under the Loan Agreement on each maturity date. The Original Lenders assigned all of their respective rights, title and interests in the MSR Loan and the Original Loan Agreement to the New Lender pursuant to an amended and restated loan agreement, effective as of October 14, 2016.

The unaudited pro forma consolidated financial statements are provided for informational and illustrative purposes only and should be read in conjunction with the notes thereto and with the Company's audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2015, its Quarterly Report on Form 10-Q for the six months ended June 30, 2016 and its other filings with the Securities and Exchange Commission (the “SEC”). The unaudited pro forma consolidated financial statements should not be considered representative of the Company's future financial condition or results of operations.

Altisource Residential Corporation
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2016
(in thousands, except share data)

	Altisource Residential Corporation (1)	Acquired Portfolio (2) (3)		Pro Forma Altisource Residential Corporation
Assets:
Real estate held for use:
Land	$81,905	$123,857	(A)	$205,762
Rental residential properties (net of accumulated depreciation)	332,037	499,785	(A)	831,822
Real estate owned	311,642	18,895	(A)	330,537
Total real estate held for use, net	725,584	642,537		1,368,121
Real estate assets held for sale	225,682	—		225,682
Mortgage loans at fair value	707,445	—		707,445
Mortgage loans held for sale	4,058	—		4,058
Cash and cash equivalents	228,341	(163,087)	(A)	65,254
Restricted cash	14,483	—		14,483
Accounts receivable, net	47,378	—		47,378
Related party receivables	—	—		—
Prepaid expenses and other assets	1,822	9,809	(A)	11,631
Total assets	$1,954,793	$489,259		$2,444,052
Liabilities:
Repurchase and loan agreements	$740,485	$489,259	(A)	$1,229,744
Other secured borrowings	160,392	—		160,392
Accounts payable and accrued liabilities	42,322	—		42,322
Related party payables	5,489	—		5,489
Total liabilities	948,688	489,259		1,437,947
Commitments and contingencies	—	—		—
Equity:
Common stock	545	—		545
Additional paid-in capital	1,190,011	—		1,190,011
Accumulated deficit	(184,451)	—		(184,451)
Total equity	1,006,105	—		1,006,105
Total liabilities and equity	$1,954,793	$489,259		$2,444,052
_______________

(1)	Represents the historical unaudited consolidated balance sheet of Altisource Residential Corporation as of June 30, 2016.

(2)	Represents the assets acquired and liabilities incurred in connection with the HOME SFR Transaction.

(3)	See Note 2 for information regarding pro forma adjustments.

Altisource Residential Corporation
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2015
(in thousands, except share and per share data)

	Altisource Residential Corporation (1)	Acquired Portfolio (2)	Pro Forma Adjustments (3)		Pro Forma Altisource Residential Corporation
Revenues:
Rental revenues	$13,233	$46,436	$—		$59,669
Change in unrealized gain on mortgage loans	88,829	—	—		88,829
Net realized gain on mortgage loans	58,061	—	—		58,061
Net realized gain on mortgage loans held for sale	36,432	—	—		36,432
Net realized gain on real estate	50,932	—	—		50,932
Interest income	611	—	—		611
Total revenues	248,098	46,436	—		294,534
Expenses:
Residential property operating expenses	66,266	18,470	—		84,736
Real estate depreciation and amortization	7,472	—	30,438	(B)	37,910
Acquisition fees and costs	2,292	—	—		2,292
Selling costs and impairment	72,230	—	—		72,230
Mortgage loan servicing costs	62,346	—	—		62,346
Interest expense	53,694	—	18,949	(C)	72,643
General and administrative	10,289	—	—		10,289
Management fees	22,966	—	4,645	(D)	27,611
Total expenses	297,555	18,470	54,032		370,057
Other income	3,518	—	—		3,518
(Loss) income before income taxes	(45,939)	27,966	(54,032)		(72,005)
Income tax expense	66	—	—		66
Net (loss) income	$(46,005)	$27,966	$(54,032)		$(72,071)

Loss per share of common stock - basic:
Loss per basic share	$(0.81)				$(1.27)
Weighted average common stock outstanding - basic	56,843,028				56,843,028

Loss per share of common stock - diluted:
Loss per diluted share	$(0.81)				$(1.27)
Weighted average common stock outstanding - diluted	56,843,028				56,843,028
_______________

(1)	Represents the historical audited consolidated statement of operations of Altisource Residential Corporation for the year ended December 31, 2015.

(2)	Represents the historical audited combined statement of revenues and certain operating expenses of the properties acquired in the HOME SFR Transaction for the year ended December 31, 2015.

(3)	See Note 2 for information regarding pro forma adjustments.

Altisource Residential Corporation
Unaudited Pro Forma Consolidated Statement of Operations
Six Months Ended June 30, 2016
(in thousands, except share and per share data)

	Altisource Residential Corporation (1)	Acquired Portfolio (2)	Pro Forma Adjustments (3)		Pro Forma Altisource Residential Corporation
Revenues:
Rental revenues	$14,652	$26,667	$—		$41,319
Change in unrealized gain on mortgage loans	(114,154)	—	—		(114,154)
Net realized gain on mortgage loans	20,912	—	—		20,912
Net realized gain on mortgage loans held for sale	50,147	—	—		50,147
Net realized gain on real estate	68,526	—	—		68,526
Interest income	216	—	—		216
Total revenues	40,299	26,667	—		66,966
Expenses:
Residential property operating expenses	36,204	9,505	—		45,709
Real estate depreciation and amortization	7,641	—	10,315	(B)	17,956
Acquisition fees and costs	3,104	—	—		3,104
Selling costs and impairment	38,433	—	—		38,433
Mortgage loan servicing costs	20,168	—	—		20,168
Interest expense	26,886	—	9,475	(C)	36,361
General and administrative	6,600	—	—		6,600
Management fees	9,576	—	2,019	(D)	11,595
Total expenses	148,612	9,505	21,809		179,926
Other (expense) income	(750)	—	—		(750)
(Loss) income before income taxes	(109,063)	17,162	(21,809)		(113,710)
Income tax expense	123	—	—		123
Net (loss) income	$(109,186)	$17,162	$(21,809)		$(113,833)

Loss per share of common stock - basic:
Loss per basic share	$(1.99)				$(2.07)
Weighted average common stock outstanding - basic	54,998,171				54,998,171

Loss per share of common stock - diluted:
Loss per diluted share	$(1.99)				$(2.07)
Weighted average common stock outstanding - diluted	54,998,171				54,998,171
_______________

(1)	Represents the historical unaudited consolidated statement of operations of Altisource Residential Corporation for the six months ended June 30, 2016.

(2)	Represents the historical unaudited combined statement of revenues and certain operating expenses of the properties acquired in the HOME SFR Transaction for the six months ended June 30, 2016.

(3)	See Note 2 for information regarding pro forma adjustments.

Altisource Residential Corporation
Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements are presented to reflect the HOME SFR Transaction. The unaudited pro forma consolidated balance sheet as of June 30, 2016 gives effect to the HOME SFR Transaction as if it had occurred on June 30, 2016. The unaudited pro forma consolidated statements of operations give effect to the HOME SFR Transaction as if it had occurred on January 1, 2015. The unaudited pro forma consolidated financial statements are based on (i) the audited consolidated financial statements of the Company for the year ended December 31, 2015, (ii) the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2016, (iii) the audited combined statement of revenues and certain operating expenses of the properties acquired in the HOME SFR Transaction for the year ended December 31, 2015 and (iv) the unaudited combined statement of revenues and certain operating expenses of the properties acquired in the HOME SFR Transaction for the six months ended June 30, 2016.

The historical financial information has been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable and, (iii) with respect to the unaudited pro forma consolidated statements of operations, are expected to have a continuing impact on the consolidated results of operations. Such adjustments are estimates based on certain assumptions and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma consolidated financial information.

In the opinion of management, all adjustments necessary to reflect the effects of pro forma events have been included and are based upon available information and assumptions that management believes are reasonable.

2. Pro Forma Adjustments

The unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

(A)
The purchase price of the Acquired Portfolio of $652.3 million was preliminarily allocated to land, buildings and intangible assets in accordance with Statement of Accounting Standards Codification 805 - Business Combinations. This preliminary allocation is subject to change during the measurement period.

(B)
Estimated pro forma real estate depreciation and amortization expense was calculated assuming a useful life of 27.5 years for buildings, 7-15 years for chattel and site improvements and seven months for lease-in-place intangible assets.

(C)
The MSR Loan in the amount of $489.3 million bears interest at 1-Month LIBOR plus a weighted average interest rate of 3.285%. Estimated pro forma interest expense was calculated at a rate of 3.81% per annum and includes estimated amortization of deferred financing costs. Should the interest rate vary by 1/8 percent per annum, the Company's annual net income would be impacted by $612 thousand.

(D)
Estimated pro forma management fees reflects the incremental base management fee had the Company owned 4,500 or more rental properties during the respective periods. Refer to the asset management agreement attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on April 2, 2015 for further information regarding the Company's management fee structure.